Exhibit 10.3

BROOKE MASTER TRUST LLC,

as Issuer

and

THE BANK OF NEW YORK,

as Trustee

SERIES 2007-A SUPPLEMENT

Dated as of December 10, 2007

to

MASTER TRUST INDENTURE

Dated as of December 10, 2007

Brooke Master Trust LLC

SERIES 2007-A

Variable Funding Notes

-i-	Series 2007-A Supplement

TABLE OF CONTENTS

(continued)

-ii-	Series 2007-A Supplement

This SERIES 2007-A SUPPLEMENT, is entered into as of December 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Series 2007-A Supplement”), by and between BROOKE MASTER TRUST LLC, a Delaware limited liability company, as issuer (the “Issuer”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (together with its successors and permitted assigns in trust under the Master Trust Indenture referred to below, the “Trustee”) to the Master Trust Indenture, dated as of December 10, 2007, between the Issuer and the Trustee (as the same may be amended, restated, supplemented or modified from time to time, exclusive of Series Supplements, the “Master Trust Indenture”).

Pursuant to this Series 2007-A Supplement, the Issuer shall create a new Series of Variable Funding Notes and shall specify the principal terms thereof.

PRELIMINARY STATEMENT

WHEREAS, Section 2.2 of the Master Trust Indenture provides, among other things, that the Issuer and the Trustee may, at any time and from time to time, enter into a Series Supplement to the Master Trust Indenture for the purpose of authorizing the issuance of one or more Series of Notes.

NOW, THEREFORE, the parties hereto agree as follows:

(a) There is hereby created a Series of Variable Funding Notes, that is issued in respect of, and shall be secured by, the Series 2007-A Asset Pool, and that is to be issued pursuant to the Master Trust Indenture and this Series 2007-A Supplement, and such Series of Notes shall be substantially in the form of Exhibit A hereto, executed by or on behalf of the Issuer and authenticated by the Trustee, and designated as the Variable Funding Notes, (the “Notes”) of this Series 2007-A (“Series 2007-A”).

(b) Series 2007-A (as defined below) shall not be subordinated to any other Series.

ARTICLE 1.

DEFINITIONS

Section 1.1 Definitions. In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Master Trust Indenture, the terms and provisions of this Series 2007-A Supplement shall govern. All Article, Section or subsection references herein mean Articles, Sections or subsections of this Series 2007-A Supplement, except as otherwise provided herein. All capitalized terms not otherwise defined herein are defined in the Master Trust Indenture. Each capitalized term defined herein shall relate only to the Notes and no other Series of Notes issued by the Issuer.

“Additional Interest” has the meaning specified in Section 6.3.

Series 2007-A Supplement

“Available Funds” means, with respect to any Settlement Period, an amount equal to the Series 2007-A Collections, Recoveries and Investment Earnings deposited in the Series 2007-A Account for such Settlement Period (or to be deposited in the Collection Account on the related Series Transfer Date with respect to the preceding Settlement Period pursuant to the third paragraph of subsection 5.4(a) of the Master Trust Indenture).

“Available Investor Principal Collections” means (A) with respect to the Notes and any Settlement Period, an amount equal to (i) the Series 2007-A Collections for such Settlement Period, plus (ii) the amount of Shared Principal Collections that are allocated to Series 2007-A in accordance with Section 6.7, and (B) when used with respect to any other Series, has the meaning specified in the applicable Series Supplement.

“Available Issuer Interest” means, at any time, the amount by which the aggregate Unpaid Principal Balance of all Eligible Loans of the Series 2007-A Asset Pool exceeds the Series 2007-A Invested Amount at such time.

“Bank” has the meaning specified in Section 5.3.

“Commitment Termination Date” means the Purchase Expiration Date (as such term is defined in, and may be amended pursuant to, the Series 2007-A Note Purchase Agreement).

“Concentration Limit Excess” means, with respect to the Series 2007-A Asset Pool, at any time the sum (without duplication) of:

(i) the aggregate, for all Obligors, of the amount (if any) by which (x) the aggregate Unpaid Principal Balance of the Eligible Loans owing by such Obligor (treating each Obligor and its Affiliates as a single Obligor) exceeds (y) the lesser of (x) 5% of the Eligible Loan Balance and (y) $4,000,000;

(ii) the amount (if any) by which (x) the five largest Obligor Concentrations exceeds (y) 20% of the Eligible Loan Balance;

(iii) the sum of (x) the amount, if any, by which the largest Individual State Concentration exceeds 25% of the Eligible Loan Balance, (y) the amount, if any, by which the second largest Individual State Concentration exceeds 20% of the Eligible Loan Balance and (z) the aggregate, for all other Individual State Concentrations, of the amount, if any, by which such Individual State Concentration exceeds 15% of the Eligible Loan Balance;

(iv) the amount (if any) by which (x) the aggregate Unpaid Principal Balance of the Allstate Loans exceeds (y) 40% of the Eligible Loan Balance;

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(v) the amount (if any) by which (x) the aggregate Unpaid Principal Balance of the Funeral Service Loans exceeds (y) 35% of the Eligible Loan Balance; and

(vi) the amount (if any) by which (x) the aggregate Unpaid Principal Balance of the Eligible Loans that have been placed on “watch” pursuant to the Credit and Collection Policy, exceeds (y) 10% of the Eligible Loan Balance; and

“Coverage Rate” means, as of any date of determination, a percentage equal to the greater of (i) 17.0% and (ii) during the Revolving Period, if the Purchaser elects, in its sole discretion, the percentage that is the sum of (a) 100% minus (b) the initial “Noteholders’ Percentage” (or other advance rate or advance rate equivalent) as defined in BCC’s last Securitization transaction.

“Coverage Test” means, on any date of determination, an amount equal to the product of (a) the Coverage Rate and (b) the difference between (1) the Eligible Loan Balance of all Eligible Loans in the Series 2007-A Asset Pool, minus (2) the Concentration Limit Excess on such date of determination, all as computed in accordance with the then most recent Coverage Test Certificate submitted to, and accepted by, the Purchaser in its sole discretion.

“Coverage Test Certificate” means a certificate substantially the form of Exhibit C to this Series 2007-A Supplement, duly completed and certified by an officer of the Issuer, pursuant to which the Issuer sets forth the Unpaid Principal Balance and the Coverage Test for this Series 2007-A, including calculations thereof as of a particular date. The Coverage Test Certificate may be delivered via e-mail.

“Covered Amount” means, at any time of determination, the sum of (1) the maximum amount of Series 2007-A Invested Amount permitted by the calculation of the Coverage Test at such time, plus (2) the amounts on deposit in the Series 2007-A Account on such date of determination constituting Collections on such Series 2007-A Asset Pool.

“Covered Amount Deficiency” means, at any time of determination, the amount by which the Series 2007-A Invested Amount, and the amount of Series 2007-A Note Principal allocated thereto, exceeds the Covered Amount at such time.

“Cumulative Series Principal Shortfall” means the sum of the Series Principal Shortfalls or the equivalent thereof (as such term is defined in each of the related Series Supplements) for each Series.

“Decrease” means a Mandatory Decrease or a Voluntary Decrease, as applicable.

“Deficiency Amount” has the meaning specified in Section 6.3.

“Delinquency Rate” means a percentage determined as of the last day of any Settlement Period, equal to (i) the aggregate Unpaid Principal Balance of all Eligible Loans in the Series 2007-A Asset Pool that are Delinquent Loans as of such last day, divided by (ii) the aggregate Unpaid Principal Balance of all Eligible Loans in the Series 2007-A Asset Pool as of such last day.

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“Delinquent Loan” means a Loan as to which any payment due under such Loan remains unpaid 30 or more days, but less than 90 days, past the original due date for such payment.

“Electronic Ledger” means the electronic master record of BCC, BWF, the Issuer and/or the Servicer with respect to all of their loans and receivables.

“Eligible Loan” means, at any time and with respect to the Series 2007-A Asset Pool, a Loan that satisfies each of the following criteria:

(A)	such Loan, and each related Loan Document, constitutes the legal, valid and binding obligation of each related Obligor, enforceable against each such Obligor in accordance with its terms, except as such enforcement may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in the Loan Documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (1) and (2)) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially and adversely interfere with the Issuer’s realization of the principal benefits and/or security provided thereby. All parties to such Loan, and each related Loan Document, had full legal capacity to execute and deliver such Loan and such Loan Documents and to grant the security interest purported to be granted thereby;

(B)	such Loan was originated in the ordinary course of BCC’s business in accordance with and through the application of the Credit and Collection Policy and BCC’s standard credit underwriting procedures;

(C)	such Loan accrues interest at a floating rate per annum equal to or greater than:

(i) the sum of the “prime rate” most recently published in the “Money Rates” section of The Wall Street Journal (or, if such rate ceases to be published, by The Wall Street Journal, the highest per annum rate of interest published by the Federal Reserve Board in the Federal Reserve statistical release H.15(519) entitled “Selected Interest Rates” as Bank prime loan rate) plus:

(b)	in the case of any Allstate Loan, 3.00%;

(c)	in the case of any Brooke Insurance Loan, 3.00%; or

(d)	in the case of any Funeral Service Loan, 3.00%; or

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(ii) the one-month LIBO Rate plus a spread acceptable to the Required Persons; or

(iii) an equivalent monthly adjustable interest rate acceptable to the Required Persons;

(D)	such Loan (i) has not had any of its terms, conditions or provisions amended, modified, waived or rescinded other than in compliance with the Credit and Collection Policy, (ii) has not been restructured for credit reasons at any time, (iii) has not been satisfied, subordinated or rescinded and (iv) has not had any material collateral securing such Loan released from the lien granted by the related Loan Documents, other than, in the case of (ii) and (iii) of this clause (D), Permitted Loan Modifications described in clauses (B) and (D) of the definition thereof;

(E)	such Loan does not provide for substitution, exchange or addition of the related Loan Collateral, and none have been made;

(F)	such Loan is payable in monthly installments if such Loan is a Brooke Insurance Loan or a Funeral Service Loan, with all accrued interest being due and payable in full each month, which monthly installments will fully amortize such Loan over its term;

(G)	none of such Loan, any related Loan Document, the sale of the related Loan Collateral, the sale of any related insurance products or funeral home products or any related service contract, contravenes in any material respect any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy or usury) and none of the related Loan Documents were created, solicited or entered into in violation of any such law, rule or regulation in any material respect;

(H)	such Loan and the related Loan Documents are not subject to, nor has there been asserted or, to the best of the Issuer’s, BWF’s or BCC’s knowledge, threatened, any litigation or any right of rescission, set off, counterclaim or other defense of the related Obligor;

(I)	such Loan is not a Defaulted Loan and, as of the date such Loan is first included in the Trust Estate, such Loan is not a Delinquent Loan and is not a Loan that has been or should have been placed on “watch” pursuant to the Credit and Collection Policy;

(J)	such Loan has an original term to maturity of not more than 180 months;

(K)	as of the date such Loan is first included in the Trust Estate, and after giving effect to such inclusion, the Weighted Average Life of all Eligible Loans does not exceed seven (7) years;

5	Series 2007-A Supplement

(L)	such Loan has an original principal balance less than or equal to $7,500,000;

(M)	the Unpaid Principal Balance of such Loan does not exceed 90% of the Loan Collateral Market Value of the related Loan Collateral;

(N)	no Obligor on such Loan (1) is a Governmental Authority, (2) is an Affiliate of any Brooke Party or (3) is the subject of any Event of Bankruptcy;

(O)	such Loan is denominated and payable only in Dollars in the United States by an Obligor located in the United States and is governed by the law of a jurisdiction within the United States;

(P)	such Loan constitutes “tangible chattel paper” an “instrument” or a “payment intangible” within the meaning of Article 9 of the UCC of all applicable jurisdictions, there is only one original of any such chattel paper or instrument and such original is in the possession of the Custodian;

(Q)	(i) such Loan is secured by a valid and perfected security interest in substantially all the assets of the related Obligor (including, without limitation, (a) in the case of Brooke Insurance Agent or Allstate Agent, such Obligor’s rights under the related Brooke Insurance Franchise Agreement or Allstate Agency Agreement, as applicable, and all rights of such Obligor in and to Sales Commissions, and (b) in the case of a Funeral Home, substantially all real property owned by such Obligor), which security interest or lien is a first priority security interest or lien with respect to any such assets in which a security interest can be created under Article 9 of the UCC of the applicable jurisdiction and, if such Loan is a Funeral Service Loan, with respect to the related Mortgaged Property, (ii) no further action is required (and all continuation statements have been filed) under the UCC or other applicable law to continue the perfected status of such security interest or lien against creditors of and transferees from the original Obligor and (iii) other than as described in clause (JJ) below, there are no Adverse Claims prior or subordinate to, or equal with, the security interest or lien of BCC and its assigns in the collateral securing such Loan except for Permitted Liens and, solely in the case of any Mortgaged Property securing a Funeral Service Loan, any of the following (collectively, “Permitted Real Estate Encumbrances”); (x) liens for current real property taxes and assessments not yet due and payable; (y) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to BCC at the time of the origination of the related Funeral Service Loan and which do not materially adversely affect the Loan Collateral Market Value attributable to the Mortgaged Property; and (z) other matters to which similar properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

6	Series 2007-A Supplement

(R)	the related Obligor has paid in full all expenses in connection with the maintenance and operation of the related insurance agency or funeral home business, as applicable (including, without limitation, property insurance and taxes);

(S)	the Loan Documents relating to such Loan include a Collateral Preservation Agreement, a Loan Agreement and, in the case of a Brooke Insurance Loan, a Brooke Insurance Franchise Agreement and a Lender Protection Addendum, substantially in the forms attached hereto as Exhibits C, F, and G to the Master Trust Indenture, as applicable, or in such other form that (i) provides substantially the same or better protections to BCC or the Master Agent, as applicable, and does not adversely impact the collectibility of or the interest of the Secured Parties in the subject Loans (a copy of which revised forms will be delivered to the Trustee by BCC and with respect to which the Required Noteholders shall not have objected within sixty (60) days of receipt of a copy of such revised form) or (ii) the Required Noteholders may approve in writing (which approval will not be unreasonably withheld);

(T)	the Loan Documents relating to such Loan (i) require the related Obligor to continue to make all scheduled payments originally due under such Loan notwithstanding the occurrence of any casualty loss with respect to the assets of such Obligor and (ii) incorporate customary and enforceable provisions permitting the holder of such Loan to accelerate the maturity date thereof and to enforce its security interest in the collateral securing such Loan upon the occurrence of an event of default thereunder (after giving effect to any applicable grace period), and BWF, the Issuer and their respective successors and assigns, shall be entitled to enforce all such rights under the related Loan Documents;

(U)	except in the case of an Allstate Loan, none of the Loan Agreements under which such Loan arises, any other Loan Documents related to such Loan or any applicable law, rule or regulation applicable to such Loan or such Loan Documents (i) requires the consent of any party to the transfer, sale or assignment of such Loan or the rights of BCC (or its assignees), BWF (or its assignees) or the Issuer (or its assignees) under any Loan Document (unless such consent shall have been obtained) or (ii) contains a confidentiality provision that purports to restrict the ability of BWF, the Issuer or any of the Secured Parties to exercise their respective rights under any Transaction Document, including, without limitation, its right to review all Loan Documents;

(V)	if such Loan is a Brooke Insurance Loan, the Master Agent is the “agent of record” for all insurance policies issued by or through the related Brooke Insurance Agent and has the right to receive all Sales Commissions arising in connection with the sale or renewal of insurance products through such Brooke Insurance Agent;

7	Series 2007-A Supplement

(W)	such Loan is a “closed-end loan” and the related Loan Documents do not provide for any further extensions of credit;

(X)	BCC and each other Affiliate of BCC at any time owning an interest in, or servicing, such Loan had all licenses and permits necessary to originate, own and/or service, as applicable, such Loan;

(Y)	a complete Custodian File for such Loan has been delivered to the Custodian and the Trustee, for the benefit of the Noteholders, has received a Collateral Receipt certifying such receipt;

(Z)	the information with respect to such Loan set forth in the Schedule of Loans has been produced from the Electronic Ledger and is true and correct in all material respects as of the close of business on the date such Loan is first included in the Trust Estate;

(AA)	no selection procedures having an adverse effect on BWF, the Issuer or the Secured Parties have been utilized in selecting such Loans from the loans owned by BCC, BWF, or the Issuer and such Loan does not differ substantially from the loans previously sold to BWF by BCC or to Issuer by BWF, in each case, which meet the eligibility criteria specified herein;

(BB)	such Loan was originated by BCC without fraud or material misrepresentation on the part of any Obligor or BCC or any Affiliate thereof;

(CC)	such Loan is not assumable by any other Person unless such party meets the Credit and Collection Policy requirements for borrowers;

(DD)	neither BCC, BWF, the Issuer, nor any of their respective Affiliates have done anything to convey, or has refrained from taking action to prevent the conveyance of, any right to any Person (other than BWF, the Issuer or the Secured Parties, as applicable) that would result in such Person having a right to payments due under such Loan or otherwise to impair the rights of BWF, the Issuer or the Secured Parties in such Loan or the proceeds thereof, and prior to the sale by BCC of its interests in such Loan and Related Security with respect thereto to BWF, or the transfer by BWF of its interests in such Loan and Related Security with respect thereto to the Issuer, neither BCC, BWF, nor the Issuer has any constructive or actual knowledge that its interest in such Loan was subject to the actual or claimed interest of any Person (which interest was not released or subordinate to BCC’s, BWF’s or the Issuer’s interest) other than the ownership interest of the related Obligor, Permitted Liens and Permitted Real Estate Encumbrances;

(EE)

as of the date such Loan is first included in the Trust Estate, (i) except for payment delinquencies continuing for a period of not more than 15 days as of such date, no default, breach, violation or event permitting acceleration under the terms of such Loan has occurred, (ii) to BCC’s, BWF’s, or the Issuer’s knowledge, no continuing condition that with notice or the lapse

8	Series 2007-A Supplement

of time would constitute a default, breach, violation, or event permitting acceleration under the terms of such Loan has arisen, (iii) neither BCC, BWF, the Issuer, nor any of their respective Affiliates have waived any of the foregoing events or conditions, and (iv) no collateral securing such Loan has been repossessed;

(FF)	(i) BCC has caused the portions of its Electronic Ledger relating to such Loan to be clearly and unambiguously marked to show that such Loan has been sold to BWF in accordance with the terms of the Purchase and Sale Agreement, (ii) BWF has caused the portions of its Electronic Ledger relating to such Loan to be clearly and unambiguously marked to show that such Loan has been sold to the Issuer in accordance with the terms of the Loan Purchase Agreement, (iii) a first-priority perfected ownership or security interest in such Loan and Related Security has been granted by BCC to BWF, and (iv) a first-priority perfected ownership or security interest in such Loan and Related Security has been granted by BWF to the Issuer, all in accordance with the terms of this Master Trust Indenture;

(GG)	in the case of a Brooke Insurance Loan, the related Obligor is enrolled in the Brooke Capital Corporation “master agent program”;

(HH)	such Loan (i) was entered into with and executed by an authorized officer or director of the Obligor and (ii) is either a full recourse loan to such officer or director or the payment in full of such Loan is guaranteed by such officer or director; and

(II)	BCC has not made and will not make any other loans to the related Obligor (or to any Person that is an Affiliate of such Obligor, or in which such Obligor otherwise has a direct or indirect interest) unless (i) such other loan is subordinated to such Loan included in the Trust Estate pursuant to a subordination agreement or (ii) in the case of a Brooke Insurance Loan, the Required Noteholders shall have received evidence reasonably satisfactory that (a) each such other loan is either subject to the Intercreditor Agreement or is an Eligible Loan and (b) the loan-to-value ratio of each such other loan is equal to or lower than the loan-to-value ratio of such Loan included in the Trust Estate (with such loan-to-value ratio being determined, in each case, based on the ratio that the outstanding principal balance of such loan bears to the Loan Collateral Market Value of the collateral securing such loan).

“Expected Final Payment Date” means the Payment Date falling in the twelfth complete calendar month following the Pay Out Commencement Date.

“Fee Amount” has the meaning specified in Section 6.3.

“Fees” means all of the amounts payable in connection with the Fee Letter (as such term is defined in the Series 2007-A Note Purchase Agreement).

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“Increase” has the meaning specified in Section 2.2(a).

“Individual State Concentration” means, with respect to any state, the aggregate Unpaid Principal Balance of the Eligible Loans owing by Obligors located in such state (determined by reference to the location of the chief executive office of such Obligor).

“Initial Invested Amount” is an amount equal to the Initial Series 2007-A Note Principal.

“Initial Series 2007-A Note Principal” means the aggregate initial principal amount of the Notes, which is $142,612,512.69.

“Interest Period” means, with respect to any Payment Date, the preceding Settlement Period (or, in the case of the first Payment Date, the period from and including the Series 2007-A Closing Date to and including December 31, 2007).

“Legal Final Payment Date” means the Payment Date falling in the twelfth complete calendar month after the Expected Final Payment Date.

“Liquidating Obligor” means an Obligor (i) that has been placed under an order for liquidation by any court or other regulatory authority with jurisdiction thereover, (ii) whose owners have voluntarily agreed to liquidate or (iii) that has been placed by an insurance regulatory authority under a significant form of supervision, control or restraint (such as conservatorship or rehabilitation but excluding liquidation) which continues for a period of more than 180 days.

“LIBO Rate” means, for any Interest Period, the interest rate per annum determined by the Required Persons of this Series 2007-A by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Trustee in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank market offered rates for U.S. dollars quoted by the British Bankers’ Association as set forth on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association interest settlement rates for U.S. Dollar deposits) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of the applicable Interest Period by (ii) a number equal to 1.00 minus the LIBO Rate Reserve Percentage. The LIBO Rate may also be expressed by the following formula:

Average of London interbank offered rates quoted by BBA as shown on

LIBO Rate = Associated Press-Dow Jones Telerate Service display page 3750 ( or appropriate successor)

1.00 - LIBO Rate Reserve Percentage

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where “LIBO Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”) in Regulation D of the Federal Reserve Board. The LIBO Rate shall be adjusted with respect to any Note or Increase funded at the Alternate Rate and based upon the LIBO Rate that is outstanding on the effective date of any change in the LIBO Rate Reserve Percentage as of such effective date. The Trustee shall give prompt notice to the Servicer and the Issuer of the LIBO Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).

“Loan Transfer” has the meaning specified in Section 2.4(a).

“Loan Transfer Request” has the meaning specified in Section 2.4(a).

“Mandatory Decrease” has the meaning specified in Section 2.3(a).

“Maximum Principal Amount” equals $ 150,000,000.

“Minimum Issuer Interest” means, for any date of determination, the minimum amount by which the Unpaid Principal Balance of all Eligible Loans of the Series 2007-A Asset Pool plus the amounts on deposit in the Series 2007-A Account on such date of determination constituting Collections on the Series 2007-A Asset Pool, minus the Concentration Limit Excess on such date of determination, is required to exceed the Series 2007-A Invested Amount without creating a Covered Amount Deficiency.

“Monthly Interest” has the meaning specified in Section 6.3.

“Monthly Principal” has the meaning specified in Section 6.4.

“Note Rate” means, with respect to each Interest Period, a variable rate per annum equal to the rate determined therefor by the Purchaser (based on any and all amounts which constitute Series 2007-A Financing Costs (as defined in the Series 2007-A Note Purchase Agreement) with respect to such Interest Period pursuant to the Series 2007-A Note Purchase Agreement).

“Note Rate Adjustment Event” means the date on which the Prime Rate exceeds the LIBO Rate by 1.00 percent or less.

“Noteholder” means with respect to any Note, the holder of record of such Note.

“Notes” has the meaning specified in paragraph (a) of the Designation.

“Notice Persons” means the Purchaser.

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“Obligor Concentration” means, at any time with respect to any Obligor, the aggregate Unpaid Principal Balance of the Eligible Loans owing by such Obligor or any Affiliate of such Obligor.

“Pay Out Commencement Date” means the earliest of (i) the Commitment Termination Date, (ii) the date on which an Issuer Pay Out Event is deemed to occur pursuant to ARTICLE 9 of the Master Trust Indenture or (iii) the date on which a Series 2007-A Pay Out Event is deemed to occur pursuant to Section 8.1 of this Series 2007-A Supplement.

“Payment Date” means, for the purpose of this Series 2007-A, each Settlement Date.

“Payoff Date” means the date on which all principal and interest on the Notes and any other amounts directly related to this Series 2007-A payable to any Noteholder or the Purchaser under the Transaction Documents have been indefeasibly paid in full.

“Permitted Real Estate Encumbrance” has the meaning set forth in clause (Q) of the definition of “Eligible Loan” in this Series 2007-A Supplement.

“Permissible Uses” means payments by the Issuer to (i) BWF, for Additional Loans (directly or through repayment of any subordinated notes issued to BCC), (ii) the Issuer, as a dividend distribution (so long as the Issuer has a net worth (in accordance with GAAP) of at least $5,000,000 after giving effect to such dividend distribution) and (iii) Persons for other expenses of the Issuer not prohibited by the 2007-A Transaction Documents.

“Prime Rate” means, as of any date of determination, the rate of interest most recently published in the “Money Rates” section of The Wall Street Journal as the “prime rate” on such date of determination (or, if such rate ceases to be published by The Wall Street Journal, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15(519) entitled “Selected Interest Rates” as Bank prime loan rate).

“Purchaser” has the meaning specified in the Series 2007-A Note Purchase Agreement.

“QIB” has the meaning specified in Section 5.3.

“Rapid Amortization Period” means the Amortization Period commencing on the Pay Out Commencement Date and ending on the Series 2007-A Termination Date.

“Redemption Date” means the date on which the Notes are redeemed in full pursuant to ARTICLE 4 or Section 8.2 hereof.

“Reduction Amount” has the meaning specified in Section 2.4(a).

“Reduction” has the meaning specified in Section 2.4(c).

“Reinvestment Amount” has the meaning specified in Section 6.4.

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“Required Amount” has the meaning specified in Section 6.5(a).

“Required Persons” means at least two (if there are more than one) Holders of Notes in Series 2007-A, representing at least 66 2/3% of the aggregate Maximum Principal Amount (or, if Series 2007-A is in a “Rapid Amortization Period,” the “Note Principal”) of all Noteholders in Series 2007-A.

“Revolving Period” means the period from and including the Series 2007-A Closing Date to, but not including, the Pay Out Commencement Date.

“Rule 144A” has the meaning specified in Section 5.3(b)(i).

“Securitization” means a transaction of at least $ 25,000,000 undertaken by BCC or any of its Affiliates (including Series of Notes issued pursuant to the Master Trust Indenture) involving the direct or indirect sale or other conveyance of loans, substantially similar to the Eligible Loans, originated by BCC to a Person that shall privately or publicly sell rated securities (including, without limitation, notes and pass-through certificates) backed by such loans to third-party investors.

“Series 2007-A” means the Series of the Issuer’s Variable Funding Notes represented by the Notes.

“Series 2007-A Account” means the Series Account established by the Master Trust Administrator in accordance with Section 5.3(c) of the Master Trust Indenture at The Bank of New York, the number of which is 917995.

“Series 2007-A Allstate CPA Fee” means, as of any Settlement Date, an amount equal to the product of (i) the Series 2007-A Allstate CPA Fee Rate and (ii) the Unpaid Principal Balance of the Allstate Loans in the Series 2007-A Asset Pool as of the Record Date for the Collection Period immediately preceding such Settlement Date.

“Series 2007-A Allstate CPA Fee Rate” means, with respect to this Series 2007-A, 0.50% per annum.

“Series 2007-A Asset Pool” means all Eligible Loans that are either Allstate Loans, Brooke Insurance Loans or Funeral Service Loans and, in each case, the Related Security and that are designated to the Series 2007-A Asset Pool pursuant to the Series 2007-A Loan Schedule; provided, that after the Series 2007-A Closing Date no additional Funeral Service Loans shall be included in the Series 2007-A Asset Pool and the Series 2007-A Loan Schedule shall not be amended after the Series 2007-A Closing Date to include any additional Funeral Service Loans.

“Series 2007-A Closing Date” means December 10, 2007.

“Series 2007-A Collections” means, with respect to any Settlement Period, the sum of (a) the aggregate Collections on or in respect of the Series 2007-A Asset Pool deposited into the Collection Account for such Settlement Period, and (b) in connection with the purchase or redemption of Notes, the aggregate amount deposited in the Series 2007-A Payment Account pursuant to ARTICLE 4 or Section 8.3 hereof with respect to the Series 2007-A Asset Pool.

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“Series 2007-A Indenture” shall mean the Master Trust Indenture together with the Series 2007-A Supplement.

“Series 2007-A Invested Amount” is an Asset Pool Invested Amount pursuant to the Master Trust Indenture and means, for purposes of this Series 2007-A, at any time (a) the Initial Invested Amount, plus (b) the aggregate amount of all Increases made prior to such date, minus (c) the aggregate amount of principal payments (including, without limitation, any Decreases) made to Noteholders prior to such date, minus (d) the aggregate amount of all Loan Transfers. Once all principal and interest on the Notes and any other amounts payable to the Noteholders pursuant to the Transaction Documents have been paid in full, the Series 2007-A Invested Amount shall be zero.

“Series 2007-A Investor Default Amount” means, with respect to any Settlement Period, an amount equal to the aggregate Unpaid Principal Balance of all Loans of the Series 2007-A Asset Pool that became Defaulted Loans during such Settlement Period (each respective Unpaid Principal Balance being measured as of the date the relevant Loan became a Defaulted Loan) during such Settlement Period.

“Series 2007-A Loan Schedule” means the Schedule of Loans substantially in the form of Exhibit D hereto, duly completed and certified by an officer of the Master Trust Administrator on behalf of the Issuer and furnished to and acknowledged by the Trustee and accepted in writing by the Required Persons on the Series 2007-A Closing Date pursuant to which the Issuer sets forth a comprehensive list of the Eligible Loans and Related Security and other Loans and Related Security allocated to Series 2007-A as of the Series 2007-A Closing Date, as the same shall be amended, supplemented or updated from time to time on any Settlement Date and two (2) Business Days following each Loan Transfer by delivering a new Series 2007-A Loan Schedule furnished by the Master Trust Administrator to and acknowledged by the Trustee and accepted in writing by the Required Persons. The Series 2007-A Loan Schedule may be delivered by e-mail.

“Series 2007-A Note Principal” means the outstanding principal amount of the Notes which, at all times, shall be equal to the Series 2007-A Invested Amount at such time.

“Series 2007-A Note Purchase Agreement” means the Series 2007-A Note Purchase Agreement, dated as of December 10, 2007, between the initial Noteholder and the Issuer as amended, restated, supplemented or otherwise modified from time to time.

“Series 2007-A Pay Out Event” has the meaning specified in Section 8.1.

“Series 2007-A Payment Account” means the account the account pursuant to subsection 5.3(b) of the Master Trust Indenture and designated as such by the Secured Parties of this Series 2007-A at Fifth Third Bank, Cincinnati, Ohio, the number of which is 728-76175, ABA 042-000-314; Account Name: Commercial Loan Wire, Ref: Brooke MT CC-2101.

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“Series 2007-A Principal Shortfall” means with respect to the Notes and any Series Transfer Date, the excess, if any, of (a)(i) with respect to any Series Transfer Date related to a Mandatory Decrease, the amount of such Mandatory Decrease, (ii) with respect to any Series Transfer Date during the Rapid Amortization Period, the Series 2007-A Invested Amount (which amount shall not be less than the Series 2007-A Note Principal) or (iii) with respect to any other Series Transfer Date, zero, over (b) the principal portion of the Series 2007-A Collections for such Series Transfer Date.

“Series 2007-A Servicer’s Certificate” means a certificate, substantially in the form attached hereto as Exhibit E, completed by and executed on behalf of the Servicer, furnished to the Trustee by the Servicer on the Business Day immediately preceding each Settlement Date.

“Series 2007-A Servicer Termination Event” has the meaning specified in Section 8.2.

“Series 2007-A Servicing Fee” means, as of any Settlement Date, an amount equal to the product of (i) the Series 2007-A Servicing Fee Rate and (ii) the Unpaid Principal Balance of the Loans in the Series 2007-A Asset Pool as of the Record Date for the Collection Period immediately preceding such Settlement Date.

“Series 2007-A Servicing Fee Rate” means, with respect to this Series 2007-A, 0.355% per annum.

“Series 2007-A Shared Principal Collections” has the meaning specified in Section 6.7(b).

“Series 2007-A Termination Date” means the earliest to occur of (a) the Payment Date on which the Notes, plus all other amounts due and owing to the Noteholders, are paid in full, (b) the Legal Final Payment Date or (c) the Indenture Termination Date.

“Shared Principal Collections” means, with respect to any Series Transfer Date, either (a) the amount allocated to the Notes which may be applied to the “Series Principal Shortfall” with respect to other outstanding Series or (b) the amounts allocated to the notes of other Series which the applicable Series Supplements for such Series specify are to be treated as “Shared Principal Collections” and which may be applied to cover the Series Principal Shortfall with respect to the Notes.

“Voluntary Decrease” has the meaning specified in Section 2.3(b).

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ARTICLE 2.

INITIAL ISSUANCE AND INCREASES AND DECREASES OF

INVESTED AMOUNT AND NOTES

Section 2.1 ARTICLE 2 of the Master Trust Indenture. ARTICLE 2 of the Master Trust Indenture shall be supplemented and read in its entirety as follows and shall be applicable only to the Notes:

Section 2.2 Initial Issuance of Notes; Procedure for Increasing the Invested Amount and the Series 2007-A Note Principal.

(a) Subject to satisfaction of the conditions precedent set forth in Section 2.2(b), (i) on the Series 2007-A Closing Date, the Issuer will issue the Notes in accordance with Section 2.2 of the Master Trust Indenture in the aggregate initial principal amount equal to the Initial Series 2007-A Note Principal and (ii) on any Business Day during the Revolving Period, the Issuer may increase the Series 2007-A Invested Amount (each such increase referred to as an “Increase”), upon two (2) Business Days (or one (1) Business Day if the Increase is less than $1,000,000), with prior notice to the Trustee and the Purchaser, by (i) reducing the Issuer Interest in the Series 2007-A Asset Pool, (ii) adding new Eligible Loans to the Series 2007-A Asset Pool or (iii) a combination hereof, and, thereby, increasing the Invested Amount in the Series 2007-A Asset Pool, and, simultaneously herewith, increasing the Series 2007-A Note Principal, pro rata, by an amount equal to such Increase. Upon each Increase, the Trustee shall, or shall cause the Transfer Agent and Registrar to, indicate in the Note Register such Increase of the Series 2007-A Note Principal.

(b) The Notes will be issued on the Series 2007-A Closing Date and the Series 2007-A Invested Amount may be increased on any Business Day during the Revolving Period pursuant to Section 2.2(a), provided, that each of the following conditions shall be met prior to such initial issuance and each proposed Increase:

(i) The amount of each issuance or Increase shall be equal to or greater than $250,000;

(ii) After giving effect to such issuance or Increase, the Series 2007-A Note Principal shall not exceed the Maximum Principal Amount at such time;

(iii) After giving effect to such issuance or Increase, the Series 2007-A Invested Amount and the related Series 2007-A Note Principal to which it is allocated shall not exceed the Covered Amount;

(iv) Such issuance or Increase and the application of the proceeds thereof shall not result in the occurrence of (1) a Pay Out Event for any Series, a Servicer Default or an Event of Default or (2) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become a Pay Out Event for any Series, Servicer Termination Event or an Event of Default; and

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(v) All required consents have been obtained and all other conditions precedent to the making of Increases under the Series 2007-A Note Purchase Agreement shall have been satisfied.

With each such Increase of the Series 2007-A Invested Amount, the Series 2007-A Note Principal shall be deemed to be increased by an equal amount.

(c) Upon receipt of the proceeds of such issuance or Increase, by or on behalf of the Issuer, the Trustee shall, or shall cause the Transfer Agent and Registrar to, indicate in the Note Register the amount thereof.

(d) The Issuer shall not issue additional Notes of this Series. For this purpose, neither an Increase pursuant to Section 2.2(b) nor an amendment to this Series 2007-A Supplement to increase the Maximum Principal Amount shall constitute the issuance of additional Notes.

(e) Notwithstanding anything to the contrary in Section 2.1 or in this Section 2.2, the Issuer may, to the extent applicable, allocate “Increases” and “Decreases” among several VFN Series of Fifth Third on a non-pro rata basis, provided, that (i) the Issuer shall not (unless necessary in order to comply with Section 2.2(e)(ii)) disproportionately allocate “Increases” or “Decreases” to the same Series for two or more consecutive “Increases” or “Decreases” (as the case may be) and (ii) the Issuer shall use its reasonable best efforts to allocate “Increases” and “Decreases” among several VFN Series of Fifth Third such that the aggregate “Note Principal” of several VFN Series of Fifth Third is at all times ratably allocated among several VFN Series of Fifth Third according to their respective “Maximum Principal Amounts.”

Section 2.3 Procedure for Decreasing the Investor Interest.

(a) Mandatory Decrease. Without limiting Section 8.1 hereof, if on any date of determination the Issuer Interest in the Series 2007-A Asset Pool as of the end of the prior Settlement Period is less than the Minimum Issuer Interest, then (unless, on or before the succeeding Series Transfer Date, BWF transfers Additional Loans to the Series 2007-A Asset Pool and increases the Issuer Interest in the Series 2007-A Asset Pool so that it is greater than or equal to the Minimum Issuer Interest), on or before the following Payment Date, the Issuer shall deposit or cause to be deposited into the Series 2007-A Payment Account from Available Investor Principal Collections, amounts otherwise payable to the Issuer (to the extent not required to be paid pursuant to Section 6.8) or other amounts so designated to be applied in accordance with Section 6.6(e), a principal payment to decrease the Series 2007-A Invested Amount, by the amount necessary, so that after giving effect to all Decreases of the Series 2007-A Invested Amount on the related Payment Date, the Issuer Interest in the Series 2007-A Asset Pool shall be greater than or equal to the Minimum Issuer Interest (each such decrease of the Series 2007-A Invested Amount pursuant to this Section 2.3(a), a “Mandatory Decrease”). Each such Mandatory Decrease of the Series 2007-A Invested Amount shall cause the Series 2007-A Note Principal to be decreased by an equal amount. Each such Mandatory Decrease shall be on a pro rata basis for all Notes, and Mandatory Decreases of all VFN Series of Fifth Third shall occur on a pro rata basis subject to Section 2.2(e). Upon such Mandatory Decrease, the Servicer, on behalf of the Issuer, shall reflect such Decrease in the next Series 2007-A Servicer Certificate.

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(b) Voluntary Decrease. On any Business Day, the Issuer may, upon written notice to the Trustee and to the Noteholders (in accordance with the terms of the Series 2007-A Note Purchase Agreement), decrease the Series 2007-A Invested Amount (each such decrease of the Series 2007-A Invested Amount pursuant to this Section 2.3(b), a “Voluntary Decrease”) by depositing or causing to be deposited into the Series 2007-A Payment Account from Available Investor Principal Collections, amounts otherwise payable to the Issuer (to the extent not required to be paid pursuant to Section 6.8) or other amounts so designated and distributing to the Noteholders in respect of principal on the Notes, an amount equal to the amount of such Voluntary Decrease in accordance with Section 6.6(e). Each such Voluntary Decrease shall be on a pro rata basis for all Notes; the Voluntary Decrease shall be in a minimum principal amount of 250,000 and shall occur on a pro rata basis subject to Section 2.2(e). Each such Voluntary Decrease of the Series 2007-A Invested Amount shall cause the Series 2007-A Note Principal to be decreased by an equal amount. Upon such Voluntary Decrease, the Servicer, on behalf of the Issuer shall reflect such Decrease in the next Series 2007-A Servicer Certificate.

(c) Principal Amortization. During the Rapid Amortization Period, principal will be allocated to the Series 2007-A Invested Amount (pursuant to Section 6.4) and paid to the Noteholders on a pro rata basis.

(d) Registration of Decrease. Upon each Decrease and each decrease due to the commencement of the Rapid Amortization Period, the Trustee shall, or shall cause the Transfer Agent and Registrar to, indicate in the Note Register the amount of such Decrease.

Section 2.4 Procedure for Transferring Loans.

(a) On any Business Day, upon sixty (60) Business Days’ prior notice to the Trustee and the Required Persons, the Master Trust Administrator on behalf of the Issuer may submit a written request substantially in the form of Exhibit D hereto to the Trustee and the Required Persons to transfer all or any portion of the Eligible Loans from the Series 2007-A Asset Pool to any other Asset Pool pursuant to this Section 2.4 (each a “Loan Transfer Request”). Upon receipt of the written approval of the Required Persons, the Master Trust Administrator may transfer the portion of the Eligible Loans identified in the Loan Transfer Request from the Series 2007-A Asset Pool to any other Asset Pool (each a “Loan Transfer”), provided that each of the following conditions precedent is fulfilled:

(i) The Amount of such Loan Transfer shall be equal or greater than $250,000;

(ii) After giving effect to such Loan Transfer, the Series 2007-A Invested Amount and the related Series 2007-A Note Principal to which it is allocated shall not exceed the Covered Amount;

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(iii) the Issuer shall have paid an amount equal to the portion of the Series 2007-A Invested Amount related to the portion of the Eligible Loans of the Series 2007-A Asset Pool identified in the Loan Transfer Request (the “Reduction Amount”) in accordance with Section 6.6(e) hereof;

(iv) on or before the date of the Loan Transfer the Master Trust Administrator acting on behalf of the Issuer shall deliver an updated Series 2007-A Loan Schedule to the Trustee, the Servicer and the Required Persons and the Required Persons shall have agreed in writing to this updated Series 2007-A Loan Schedule;

(v) such Loan Transfer shall not result in the occurrence of (A) a Pay Out Event for any Series, a Servicer Default or an Event of Default or (B) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become a Pay Out Event for any Series, Servicer Termination Event or an Event of Default; and

(vi) all required consents have been obtained and all Representations and Warranties made by the Issuer under the Series 2007-A Note Purchase Agreement shall be deemed to have been reaffirmed as true and correct as of the date of such Loan Transfer.

(b) In addition to any update of the Series 2007-A Loan Schedule pursuant to Section 2.2(b)(iv), the Master Trust Administrator acting on behalf of the Issuer shall deliver an updated Series 2007-A Loan Schedule to the Trustee, the Servicer and the Required Persons on each Settlement Date following the Initial Closing Date and the Required Persons shall agree in writing to this updated Series 2007-A Loan Schedule.

(c) With each such Loan Transfer and upon deposit of the Reduction Amount in accordance with Section 6.6(e)(iii) the Series 2007-A Note Principal and, respectively, the Series 2007-A Invested Amount and shall be automatically reduced (each such reduction referred to as a “Reduction”). The Servicer, on behalf of the Issuer, shall reflect such Reduction in the next Series 2007-A Servicer Certificate and the Trustee shall, or shall cause the Transfer Agent and Registrar to, indicate in the Note Register the amount of such Reduction.

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ARTICLE 3.

SERVICING COMPENSATION

The Series 2007-A Servicing Fee and the share of the Servicer’s expenses referred to in Section 6.6(a) allocable to Series 2007-A with respect to any Series Transfer Date shall be paid solely from the cash flows from the Trust Estate allocated to the Noteholders for such purpose, or the noteholders of other Series (as provided in the related Series Supplements) and in no event shall the Issuer, the Trustee or the Noteholders be liable therefor. The Series 2007-A Servicing Fee and the Servicer’s expenses allocable to Series 2007-A shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to Section 6.6(a).

ARTICLE 4.

CLEANUP CALL

Section 4.1 Timing. The Notes shall be subject to purchase by the Servicer at its option, in accordance with the terms specified in Section 13.4(a) of the Master Trust Indenture on or after the Payment Date on which the Unpaid Principal Balance of the Loans allocated to the Series 2007-A Asset Pool falls to a level at which the cost of servicing the Series 2007-A Asset Pool becomes burdensome in relation to the benefits of servicing. This level is deemed to be achieved if the Unpaid Principal Balance of the Loans in the Series 2007-A Asset Pool is less than or equal to 10% of the initial Unpaid Principal Balance of the Loans in the Series 2007-A Asset Pool on the Series 2007-A Closing Date.

Section 4.2 Effect of a Cleanup Call. The deposit to the Series 2007-A Payment Account required in connection with any such purchase will be equal to (a) the Series 2007-A Note Principal at the time of such purchase, plus (b) all accrued and unpaid interest on the Notes calculated through the day preceding the Payment Date on which the purchase occurs, plus (c) any other amounts (including, without limitation, accrued and unpaid Fees) payable to the Noteholders pursuant to the Series 2007-A Note Purchase Agreement, minus (d) the amounts, if any, on deposit as of such Payment Date in the Series 2007-A Payment Account for the payment of the foregoing amounts.

ARTICLE 5.

FORM OF DELIVERY OF THE NOTES; DENOMINATIONS; TRANSFER RESTRICTIONS

Section 5.1 Delivery of Notes. (a) The Trustee shall execute, authenticate and deliver the Notes in accordance with Section 2.3 of the Master Trust Indenture and this ARTICLE 5.

(b) The Notes shall be delivered as Registered Notes in definitive form as provided in Sections 2.1 and 2.17 of the Master Trust Indenture. The Notes shall initially be registered in the name of the Purchaser (as defined in the Series 2007-A Note Purchase Agreement) and shall not be transferred, sold or pledged, in whole or in part, other than pursuant to Section 2.5 of the Master Trust Indenture and this ARTICLE 5.

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Section 5.2 Denominations of Notes. The Notes will be issuable in minimum denominations of $250,000.

Section 5.3 Transfer Requirements. When the Notes are presented to the Transfer Agent and Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Transfer Agent and Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange (a) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Transfer Agent and Registrar, duly executed by the holder thereof or its attorney, duly authorized in writing and (b) shall be transferred or exchanged in compliance with the following provisions:

(i) (1) if such Note is being transferred to a qualified institutional buyer (a “QIB”) as defined in, and in accordance with, Rule 144A under the Securities Act (“Rule 144A”) and is a “Qualified Purchaser” within the meaning of Section 3(c)(7) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), (the transferor shall, unless the transferee is a party to the Series 2007-A Note Purchase Agreement or is a QIB within the meaning of Rule 144A(a)(1)(vi) (a “Bank”), provide the Issuer and the Transfer Agent and Registrar with a certification to that effect (in substantially the form of Exhibit B hereto); or (2) if such Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, the transferor shall provide the Issuer and the Transfer Agent and Registrar with a certification to that effect (in substantially the form of Exhibit B hereto) and, if requested by the Transfer Agent and Registrar or the Issuer, an opinion of counsel in form and substance acceptable to the Issuer and to the Transfer Agent and Registrar to the effect that such transfer is in compliance with the Securities Act.

(ii) each such transferee of such Note shall be deemed to have made the acknowledgements, representations and agreements set forth below:

(1) unless it has been advised that the transferor is relying on an exemption from the registration requirements of the Securities Act, it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and it and any such account is a “Qualified Purchaser” within the meaning of Section 3(c)(7) under the Investment Company Act and is aware that the sale to it is being made in reliance on Rule 144A;

(2) it understands that the Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, that the Issuer is not required to register or qualify the Notes, and that the Notes may be resold, pledged or transferred only in compliance with provisions of this Section 5.3 and only (A) to the Issuer, (B) to a person the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A or (C) in a transaction otherwise exempt from the registration requirements of the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and in accordance with the restrictions set forth herein;

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(3) if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Notes as described in clause (B) or (C) of the preceding paragraph, it may, pursuant to clause (i) above, be required to deliver a certificate and, in the case of clause (C), may be required to deliver an opinion of counsel if the Issuer and the Transfer Agent and Registrar so request, in each case, reasonably satisfactory in form and substance to the Issuer and the Master Trust Administrator, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation; and it understands that the Registrar and Transfer Agent will not be required to accept for registration of transfer the Notes acquired by it, except upon presentation of, if applicable, the certificate and, if applicable, the opinion described above;

(4) it agrees that it will, and each subsequent holder is required to, notify any purchaser of Notes from it of the resale restrictions referred to in clauses (2) and (3) above, if then applicable and understands that such notification requirement will be satisfied, in the case only of transfers by physical delivery of Definitive Notes, by virtue of the fact that the following legend will be placed on the Notes unless otherwise agreed to by the Issuer:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY (1) TO A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) IN A TRANSACTION OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND BASED ON AN OPINION OF COUNSEL IF THE ISSUER OR TRANSFER AGENT AND REGISTRAR SO REQUEST, IN EACH SUCH CASE, IN COMPLIANCE WITH THE 2007-A INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY TRANSFEREE FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

THE ISSUER WILL BE RELYING ON THE EXEMPTION FROM REGISTRATION UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”),

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PROVIDED BY SECTION 3(C)(7) THEREOF, CONSEQUENTLY, THIS NOTE MAY ONLY BE OWNED BY AND TRANSFERRED TO “QUALIFIED PURCHASERS” WITHIN THE MEANING OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT. OFFERS TO PURCHASE, AND SUBSEQUENT TRANSFERS, WILL BE SUBJECT TO THE FOREGOING RESTRICTION, AND THE ABILITY OF THE HOLDER OF THIS NOTE TO RESELL OR OTHERWISE TRANSFER THIS NOTE (OR ANY INTEREST HEREIN) MAY THEREFORE BE LIMITED. NO SALE OR OTHER TRANSFER OF THIS NOTE WILL BE PERMITTED WHICH WOULD REQUIRE THE ISSUER TO REGISTER UNDER THE INVESTMENT COMPANY ACT OR TO REGISTER THIS NOTE UNDER THE SECURITIES ACT OR WHICH WOULD RESULT IN A VIOLATION OF ANY FEDERAL OR STATE SECURITIES LAW OR REGULATION. TRANSFERS MADE IN VIOLATION OF THE TRANSFER RESTRICTIONS IN THE 2007-A INDENTURE AND ALL OTHER RELEVANT TRANSACTION DOCUMENTS WILL BE NULL AND VOID AB INITIO.

(5) it acknowledges that the foregoing restrictions apply to holders of beneficial interests in the Notes as well as to Holders of the Notes; and

(6) it acknowledges that the Trustee, the Issuer and their Affiliates and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by its purchase of such Notes is no longer accurate, it will promptly notify the Issuer; and it is acquiring any Notes for the account of one or more QIBs, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account; and

(7) it acknowledges that either (i) no part of the assets used by it to acquire the Notes constitutes assets of any benefit plan subject to Section 4975 of the Code or (ii) its purchase and holding of the Notes will not, throughout the term of holding, constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code by reason of the application of one or more statutory or administrative exemptions from such prohibited transaction rules or otherwise.

In addition, such transferee, unless it is a party to the Series 2007-A Note Purchase Agreement or a Bank, shall be responsible for providing additional information or certification, as shall be reasonably requested by the Trustee or Issuer, to support the truth and accuracy of the foregoing acknowledgements, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Notes.

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ARTICLE 6.

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 6.1 Article 5 of Master Trust Indenture. Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6 and 5.7 of the Master Trust Indenture shall be read in their entirety as provided in the Master Trust Indenture. The following provisions, however, shall constitute part of Article 5 of the Master Trust Indenture solely for purposes of Series 2007-A and shall be applicable only to the Notes (except as otherwise provided in the following provisions or in another Series Supplement):

Section 6.2 Allocations of Collections. On each Series Transfer Date, prior to the close of business on such day, the Servicer shall calculate the Series 2007-A Collections and cause the Collection Account Bank to withdraw an amount equal to the Series 2007-A Collections from the Collection Account and pay such amount to the Series 2007-A Account. The Trustee, on such date, based on the Series 2007-A Servicer’s Certificate, and if such Series 2007-A Servicer’s Certificate is not provided, upon the written instruction of the Purchaser shall distribute all Collections that are deposited in the Series 2007-A Account on such day, in accordance with Section 6.6 hereto.

Section 6.3 Determination of Monthly Interest. (a) The amount of monthly interest payable on the Notes shall be determined as of each Determination Date and shall be an amount equal to:

(i) the product of (1) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (2) the Note Rate in effect with respect to the related Interest Period, and (3) the average daily outstanding principal balance of the Notes during such Interest Period (the “Monthly Interest”); plus

(ii) an amount equal to the sum of (1) the amount of any unpaid Deficiency Amount (as defined below), (2) an amount equal to the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (B) a rate equal to 2% per annum over the Note Rate in effect with respect to the related Interest Period, and (C) any Deficiency Amount, as defined below (or the portion thereof which has not theretofore been paid to Noteholders) (such product being herein called the “Additional Interest”) and (3) the amount of any unpaid Fees for the related Interest Period as determined pursuant to the Series 2007-A Note Purchase Agreement (the “Fee Amount”) shall also be payable to the Noteholders; plus

(iii) an amount equal to the product of (1) a fraction, the numerator of which is the actual number of days in the related Interest Period during which a Note Rate Adjustment Event occurs and the denominator of which is 360, (2) 2% per annum and (3) the average daily Unpaid Principal Balance of the Notes in the related Interest Period during which the Note Rate Adjustment Event occurs.

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(b) The “Deficiency Amount” for any Determination Date shall be equal to the excess, if any, of (x) the sum of (i) the Monthly Interest, the Additional Interest, (ii) the Fee Amount and (iii) the Deficiency Amount as determined pursuant to the preceding sentence for the Interest Period ended immediately prior to the preceding Payment Date over (y) the amount actually paid in respect thereof on the preceding Payment Date.

Section 6.4 Reinvestment. On any Business Day during the Revolving Period, the Master Trust Administrator may withdraw from the Collection Account any amount of the Series 2007-A Collections in excess of the amount required to cover any expected payments pursuant to Section 6.6(a)(i) through Section 6.6(a)(viii) on the next Series Transfer Date (the “Reinvestment Amount”), and may apply such Reinvestment Amount to purchase additional Eligible Loans for the Series 2007-A Asset Pool; provided that the amount remaining in the Collection Account, after giving effect to such withdrawal, shall exceed $1,000,000.

Section 6.5 Coverage of Required Amount.

(a) On or before each Series Transfer Date, the Servicer shall determine the amount (the “Required Amount”), if any, by which an amount equal to the sum of all of the following:

(i) the Monthly Interest for such Series Transfer Date,

(ii) the Deficiency Amount, if any, for such Series Transfer Date,

(iii) the Additional Interest, if any, for such Series Transfer Date,

(iv) the Fee Amount, and the Trustee Fees and Expenses allocable to Series 2007-A for such Series Transfer Date,

(v) the Series 2007-A Servicing Fee for the prior Settlement Period,

(vi) any amounts described in clauses (iv) and (above that were due but not paid on any prior Series Transfer Date, and

(vii) the Series 2007-A Investor Default Amount, if any, for the prior Settlement Period exceeds the Available Funds for the related Settlement Period.

(b) In the event that the Required Amount for such Series Transfer Date is greater than zero, the Servicer shall give written notice to the Trustee of such positive Required Amount on or before such Series Transfer Date.

Section 6.6 Monthly Payments.

(a) On or before each Series Transfer Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of the Series 2007-A Servicer’s Certificate attached as Exhibit E hereto) to withdraw, and the Trustee, acting

25	Series 2007-A Supplement

in accordance with such instructions, shall withdraw on such Series Transfer Date or the related Payment Date, as applicable, to the extent of the funds credited to the Series 2007-A Account, the amounts in respect of the Notes required to be withdrawn from the Series 2007-A Account and distribute such funds in the following priority:

(i) First, on a pari passu basis, pay an amount equal to the accrued and theretofore unpaid (i) Backup Servicing Fees allocable to Series 2007-A, or if the Backup Servicer is acting as the Servicer, the accrued and theretofore unpaid Series 2007-A Servicing Fee to the Backup Servicer in accordance with the Backup Servicing Agreement, (ii) to the Custodian, the Custodian Fees allocable to Series 2007-A, (iii) the portion of the Trustee Fees and Expenses allocated to Series 2007-A, (iv) to the Collection Account Bank, the Collection Account Bank Fees allocable to Series 2007-A and (v) to the Master Trust Administrator, the Master Trust Administrator Fees allocable to Series 2007-A (if such Master Trust Administrator is not a Brooke Party or any of their respective Affiliates) plus any unpaid Backup Servicing Fees, Custodian Fees, Collection Account Bank Fees and Master Trust Administrator Fees (if such Master Trust Administrator is not a Brooke Party or any of their respective Affiliates) allocable to Series 2007-A from a previous Settlement Period;

(ii) Second, if none of the Brooke Parties nor any of their respective Affiliates nor the Backup Servicer is the Servicer, to pay to the Servicer the accrued and unpaid Series 2007-A Servicing Fee and any accrued and theretofore unpaid Servicer’s expenses allocable to Series 2007-A, plus any unpaid Series 2007-A Servicing Fees and Servicer’s expenses allocable to Series 2007-A from a previous Settlement Period;

(iii) Third, on a pari passu basis, pay an amount equal to (i) the Servicer, any accrued and unpaid Series 2007-A Allstate CPA Fee for services rendered with respect to each Allstate Loan of the Series 2007-A Asset Pool pursuant to the related Collateral Preservation Agreements, (ii) Master Agent (or to the Master Agent Servicer on behalf of Master Agent), any accrued and unpaid Brooke Insurance CPA Fee for services rendered with respect to each Brooke Insurance Loan of the Series 2007-A Asset Pool pursuant to the related Collateral Preservation Agreement, and (iii) Brooke Capital Advisors, any accrued and unpaid Funeral Home CPA Fee for services rendered with respect to each Funeral Service Loan of the Series 2007-A Asset Pool pursuant to the related Collateral Preservation Agreement, (iv) any Fee Amount allocable to Series 2007-A for such Series Transfer Date, plus (v) any unpaid Series 2007-A Allstate CPA Fees, Brooke Insurance CPA Fees, Funeral Home CPA Fees and Fee Amount allocable to Series 2007-A from a previous Settlement Period;

(iv) Fourth, to pay the accrued and theretofore unpaid fees, expenses and indemnity obligations owed by any Brooke Party to the Noteholders;

(v) Fifth, deposit an amount equal to the accrued and theretofore unpaid Monthly Interest to the Series 2007-A Payment Account;

(vi) Sixth, deposit an amount equal to the Additional Interest, if any, to the Series 2007-A Payment Account;

26	Series 2007-A Supplement

(vii) Seventh, deposit an amount equal to the Series 2007-A Investor Default Amount, if any, to the Series 2007-A Payment Account;

(viii) Eighth, during the Revolving Period, an amount equal to the Covered Amount Deficiency, if any, shall be applied to reduce the Unpaid Principal Balance of the Notes;

(ix) Ninth, during the Rapid Amortization Period, any remaining amounts shall be deposited to the Series 2007-A Payment Account to be applied to the repayment of the Unpaid Principal Balance of the Notes;

(x) Tenth, to pay to the Servicer (if the Servicer is a Brooke Party or any of their respective Affiliates) an amount equal to, each of the accrued and theretofore unpaid Series 2007-A Servicing Fee and any accrued and unpaid Servicer’s expenses allocable to Series 2007-A;

(xi) Eleventh, to pay to the an amount equal to any accrued and unpaid Uncapped Trustee Expenses allocable to Series 2007-A;

(xii) Twelfth, to pay to the Master Trust Administrator (if the Master Trust Administrator is a Brooke Party or any of their respective Affiliates) an amount equal to the Master Trust Administrator Fee allocable to Series 2007-A plus any unpaid Master Trust Administrator Fee allocable to Series 2007-A from a previous Settlement Period; and

(xiii) Thirteenth, thereafter, to pay the remaining amounts to the Issuer (if so directed, to one or more accounts designated by the Issuer).

(b) Provided no Shared Collection Suspension Event has occurred and is continuing, during the Revolving Period, an amount equal to the Available Investor Principal Collections of the Series 2007-A Asset Pool deposited in the Series 2007-A Account for the related Settlement Period and otherwise payable to the Issuer, after giving effect to any payments required under Section 6.6(a) and (d), shall be distributed on each Series Transfer Date as follows: an amount equal to the lesser of (A) the product of (1) a fraction, the numerator of which is equal to the Available Investor Principal Collections of the Series 2007-A Asset Pool remaining after the application specified in Section 6.6(a)(i) through Section 6.6(a)(viii) above and the denominator of which is equal to the sum of the portion of the “Available Investor Principal Collections” for each Series that are available for sharing as specified in the related Series Supplement and (2) the Cumulative Series Principal Shortfall, if any, and (B) any Available Investor Principal Collections remaining after the application of the amounts specified in Section 6.6(a)(i) through Section 6.6(a)(xi) above on such Series Transfer Date, shall remain in the Series 2007-A Account to be treated as Shared Principal Collections and applied to Series other than this Series 2007-A.

(c) On the first Payment Date occurring after the Rapid Amortization Period begins, and on each Payment Date thereafter, the Trustee, acting in accordance with instructions from the Servicer, shall pay the amount deposited into the Series 2007-A Payment Account pursuant to Section 6.6(a)(ix) on the immediately preceding Series Transfer Date to the following Persons or accounts (as the case may be) in the following priority:

(i) to the Noteholders, an amount equal to the least of (A) the amount on deposit in the Series 2007-A Payment Account, (B) the Monthly Principal and (C) the Series 2007-A Note Principal;

27	Series 2007-A Supplement

(ii) to the Noteholders, any other amounts (including, without limitation, accrued and unpaid interest and Fees) payable thereto pursuant to the Series 2007-A Note Purchase Agreement; and

(iii) to the extent the Available Issuer Interest is greater than zero (after giving effect to all other reductions thereof on such date and the payment pursuant to this clause (iii) and the corresponding provision of each other Series Supplement), to the Trustee to pay unreimbursed expenses of the Trustee.

(d) On any Redemption Date, the amounts required to be on deposit in the Series 2007-A Payment Account pursuant to ARTICLE 4 or Section 8.3, shall be paid to the following Persons:

(i) to the Noteholders, the Series 2007-A Note Principal;

(ii) to the Noteholders, any other amounts (including, without limitation, accrued and unpaid interest and Fees) payable thereto pursuant to the Series 2007-A Note Purchase Agreement; and

(e) On any Payment Date in connection with a Decrease pursuant to Section 2.3 or Loan Transfer pursuant to Section 2.4, the amount of such Decrease or the Reduction Amount shall be paid to the Noteholders from (i) Available Investor Principal Collections, (ii) the proceeds of a partial refinancing of any outstanding Series of Notes or (iii) amounts otherwise available to the Issuer, all to the extent that such amounts have been deposited in the Series 2007-A Payment Account.

Section 6.7 Shared Principal Collections.

(a) The portion of Shared Principal Collections allocable to Series 2007-A on deposit in the Series 2007-A Account on any Series Transfer Date shall be treated and applied as an Available Investor Principal Collection pursuant to Section 6.6.

(b) Provided no Shared Collection Suspension Event has occurred and is continuing, “Series 2007-A Shared Principal Collections” on any Series Transfer Date means an amount equal to the Series Principal Shortfall, if any, with respect to Series 2007-A on such Series Transfer Date; provided, however, that if the aggregate amount of Shared Principal Collections for all Series for such Series Transfer Date is less than the Cumulative Series Principal Shortfall for such Series Transfer Date, then the Series 2007-A Shared Principal Collections on such Series Transfer Date shall equal the product of (i) Shared Principal Collections for all Series for such Series Transfer Date and (ii) a fraction, the numerator of which is the Series Principal Shortfall with respect to Series 2007-A and the denominator of which shall be the aggregate amount of “Cumulative Series Principal Shortfall” for all Series for such Series Transfer Date.

28	Series 2007-A Supplement

(c) Solely for the purpose of determining the amount of Available Investor Principal Collections to be treated as Shared Principal Collections on any Series Transfer Date allocable to other Series, on each Determination Date, the Servicer shall determine the Required Amount as of such Determination Date for the following Series Transfer Date.

Section 6.8 Payment of Fees. If on any Payment Date (a) the Notes are not allocated any Collections because the Series 2007-A Invested Amount is zero and (b) any Noteholders are owed Fees on the amount of Notes that the Purchaser has committed to purchase but have not been purchased, then such Fees shall be paid from amounts otherwise payable to the Issuer.

Section 6.9 Servicer’s Failure to Make a Deposit or Payment. If the Servicer fails to make, or give instructions to make, any payment, deposit or withdrawal (other than as required by Section 13.1 of the Master Trust Indenture) required to be made or given by the Servicer at the time specified in the Master Trust Indenture or this Series 2007-A Supplement (including applicable grace periods), the Required Persons shall instruct the Trustee to make such payment, deposit or withdrawal from the applicable account without instruction from the Servicer. The Servicer shall upon request of the Required Persons, promptly provide the Trustee and the Required Persons with all information necessary to allow the Required Persons to instruct the Trustee to make such payment, deposit or withdrawal. Such funds or the proceeds of such withdrawal shall be applied by the Trustee upon instruction of the Required Persons in the manner in which such payment or deposit should have been made by the Servicer.

ARTICLE 7.

DISTRIBUTIONS AND REPORTS

Section 7.1 Distributions.

(a) On each Payment Date, the Trustee shall distribute (in accordance with the monthly Series 2007-A Servicer’s Certificate delivered by the Servicer on or before the related Series Transfer Date pursuant to Section 2.8 of the Servicing Agreement), to each Noteholder of record on the immediately preceding Record Date (other than as provided in Section 13.5 of the Master Trust Indenture respecting a final distribution), such Noteholder’s pro rata share (based on the aggregate Series 2007-A Invested Amount represented by the Notes held by such Noteholder) of the amounts on deposit in the Series 2007-A Payment Account that are payable to the Noteholders pursuant to Section 6.6 by wire transfer to an account designated by such Noteholders of the Notes, except that, with respect to Notes registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds.

(b) Notwithstanding anything to the contrary contained in the Master Trust Indenture or this Series 2007-A Supplement, if the amount distributable with respect to the principal of the Notes on any Payment Date is less than one Dollar, then no such distribution of principal will be made on such Payment Date.

29	Series 2007-A Supplement

Section 7.2 Monthly Noteholders’ Statement.

(a) The Required Persons may at any Date after the Series 2007-A Closing Date, by giving prior notice of at least sixty (60) days, request that on or before each Payment Date, the Trustee shall forward to each Noteholder, with respect to each Noteholder’s interest, and to each Rating Agency and Notice Person, a statement prepared by the Servicer and delivered to the Trustee on the preceding Determination Date and setting forth, among other things, the following information:

(i) the total amount distributed to Holders of Notes;

(ii) the amount of such distribution allocable to Monthly Principal;

(iii) the amount of such distribution allocable to Trustee Fees and Expenses, the Series 2007-A Servicing Fee and Servicer’s expenses, Monthly Interest, Deficiency Amounts, Additional Interest and the Fee Amount, respectively;

(iv) the amount of Series 2007-A Collections, received during the related Settlement Period;

(v) the aggregate Unpaid Principal Balance of the Loans of the Series 2007-A Asset Pool, as of the end of the preceding Settlement Period;

(vi) the aggregate Unpaid Principal Balance of Loans of the Series 2007-A Asset Pool which were 1-30 days, 31-60 days, 61-90 days, 91-120 days, 121-180 days and more than 180 days delinquent, respectively, following cancellation of the related insurance policies in accordance with the Servicer’s then existing Credit and Collection Policy as of the end of the preceding Settlement Period;

(vii) the Delinquency Rate, the Series 2007-A Investor Default Amount, as of the end of the preceding Settlement Period;

(viii) the Unpaid Principal Balance of the Notes, as of the end of the day on the Payment Date;

(ix) Increases and Decreases in the Notes during the related Interest Period, and the average daily balance of the Notes for the related Interest Period;

(x) the Note Rate for the Interest Period ending on the day before such Payment Date;

(xi) the date on which the Rapid Amortization Period commenced; and

(xii) the Minimum Issuer Interest and the Available Issuer Interest for the Series 2007-A Asset Pool, as of the end of the preceding Settlement Period.

30	Series 2007-A Supplement

(b) Annual Noteholders’ Tax Statement. On or before January 31 of each calendar year, beginning with the calendar year 2008, the Trustee shall distribute to each Person who at any time during the preceding calendar year was a Noteholder, a statement prepared by the Servicer and delivered to the Trustee containing the information required to be contained in the regular monthly report to Noteholders, as set forth in subclauses (i), (ii) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Noteholder, together with such other customary or necessary information (consistent with the treatment of the Notes as debt) as requested by the Required Persons to enable the Noteholders to prepare their tax returns. Such obligations of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as in effect from time to time.

ARTICLE 8.

MISCELLANEOUS

Section 8.1 Series 2007-A Pay Out Events. If any one of the following events (a “Series 2007-A Pay Out Event”) shall occur with respect to the Notes:

(a) failure on the part of the Issuer (i) to pay any amount described in clauses (i)-(iv) of the definition of Required Amount or to make any payment or deposit required by the terms of this Series 2007-A Supplement, the Series 2007-A Note Purchase Agreement or any other Series 2007-A Transaction Document (as defined in the Series 2007-A Note Purchase Agreement), on or before the date two (2) Business Days after the date on which such payment or deposit is required to be made herein or therein (or, in the case of a deposit to be made with respect to any Settlement Period, by the related Payment Date);

(b) any representation, warranty or covenant made by the Issuer in this Series 2007-A Supplement, the Master Trust Indenture, the Series 2007-A Note Purchase Agreement or any other Series 2007-A Transaction Document or any information delivered by the Issuer pursuant thereto shall prove to have been incorrect in any respect when made or when delivered which, solely to the extent such incorrect representation or warranty may be cured without any actual or potential detriment to any Secured Party, continues unremedied for a period of thirty (30) Business Days in the case of any representation or warranty set forth in the Series 2007-A Note Purchase Agreement, in either case, after the date on which the Issuer has knowledge thereof or on which written notice thereof, requiring the same to be remedied, shall have been given to the Issuer by the Purchaser, the Servicer, or any Noteholder;

(c) the Coverage Test is not satisfied and such condition continues unremedied for two (2) Business Day;

(d) the imposition of (i) non de-minimis tax liens against the Issuer, (ii) tax liens against Seller unless such lien would not have a Material Adverse Effect and has been released within thirty (30) days of the earlier of (A) the date Seller has knowledge of the imposition of such tax lien or (B) the date on which Seller receives notice of the imposition of such tax lien or (iii) ERISA liens against the Issuer or Seller;

31	Series 2007-A Supplement

(e) an Event of Bankruptcy shall occur with respect to any of BCC or BWF or the Servicer;

(f) any of BCC or BWF shall become unable for any reason to transfer Loans in accordance with the provisions of the Purchase Agreements and such inability shall continue for three Business Days after the Issuer or any of BCC or BWF shall have notice or knowledge thereof;

(g) there shall have occurred a Change of Control;

(h) the failure of the Issuer to pay when due any amount due with respect to any Indebtedness to which it is a party (other than Issuer Obligations);

(i) the occurrence of an Event of Default as defined in the Master Trust Indenture or the Series 2007-A Note Purchase Agreement;

(j) the Notes have not been paid in full on the Expected Final Payment Date;

(k) a Pay Out Event occurs under any other Series (unless such Pay Out Event is solely as a result of an “Enhancement Provider Default “under such other Series (if such other Series is not a VFN Series of Fifth Third) or the downgrade of the rating of the “Enhancement Provider” of such other Series (if such other Series is not a VFN Series of Fifth Third));

(l) the Servicer shall become unable for any reason to transfer the Collections on, or other proceeds of, the Loans to the Issuer in accordance with the provisions of the Master Trust Indenture and this Series 2007-A Supplement; or

(m) a Note Rate Adjustment Event shall have occurred and is continuing for more than 90 consecutive days.

then, (i) in the case of any event described in subparagraph (a), (b), (c), (d), (f), (g), (h), (i), (j) or (l) after the applicable grace period, if any, set forth in such subparagraphs, any Notice Person by notice then given in writing to the Issuer and the Servicer may declare that the Pay Out Commencement Date has occurred as of the date of such notice and (ii) in the case of the event described in subparagraph (e) or (m) three (3) Business Days following the occurrence and continuation of an event described in subparagraph (1), the Pay Out Commencement Date shall occur without any notice or other action on the part of any party hereto immediately upon the occurrence of such event.

Notwithstanding anything to the contrary in the Master Trust Indenture, no Series 2007-A Payout Event may be amended, waived or deleted, and no new Series 2007-A Series Pay Out Event may be added, without the prior consent of the Required Persons.

Section 8.2 Series 2007-A Servicer Termination Event.

Upon the occurrence of an Event of Default under the Master Trust Indenture or the Series 2007-A Note Purchase Agreement, the Required Persons may instruct the Trustee to terminate the Servicer as Servicer for the Series 2007-A Asset Pool and

32	Series 2007-A Supplement

to appoint any other servicer as successor Servicer for Series 2007-A to succeed in all respects to the Servicer under the Servicing Agreement and the other Transaction Documents in accordance with the terms provided for such termination of the Servicer in the Servicing Agreement. Such successor shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of the Servicing Agreement, and such successor Servicer shall take such action, consistent with the Servicing Agreement, as shall be necessary to effectuate any such succession.

Section 8.3 Redemption Provision.

(a) The Issuer shall redeem the Notes in full (if it is able) on the Commitment Termination Date through a refinancing. The Issuer shall give notice of its election to pay such Notes in accordance with the terms of the Master Trust Indenture and the Series 2007-A Note Purchase Agreement prior to such redemption.

(b) The amount required to be deposited into the Series 2007-A Payment Account in connection with any redemption in full shall be equal to the sum of the following:

(i) the Series 2007-A Note Principal,

(ii) any accrued and unpaid the interest on the Notes through the Payment Date on which the redemption occurs,

(iii) other amounts (including, without limitation, accrued and unpaid Fees) payable to the Noteholders pursuant to the Series 2007-A Note Purchase Agreement, and

(iv) the amounts, if any, on deposit at such Payment Date in the Series 2007-A Payment Account for the payment of the foregoing amounts.

Such deposit shall be made not later than 1:00 p.m. New York City time on the Business Day prior to the Redemption Date.

Section 8.4 Audits By Purchaser. At any time and from time to time during regular business hours and upon at least five (5) Business Days’ prior notice so long as no Event of Default, Pay-Out Event or Series 2007-A Pay Out Event shall have occurred and be continuing, 0 days notice if an Event of Default, Pay-Out Event or Series 2007-A Pay Our Event shall have occurred and be continuing, the Purchaser or its agents or representatives may (i) examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in possession or under the control of the Issuer, BWF, or the Subservicer relating to the Loans and the other Collateral, and (ii) may visit the offices and properties of the Issuer, BWF or the Subservicer for the purpose of examining such materials, and discuss matters relating to the Loans or the performance hereunder with any of the officers or employees of the Issuer, BWF, or the Subservicer having knowledge of such matters. The Issuer will, in connection with one (1) such audit conducted each year by the Purchaser pursuant to this Section 8.4, reimburse the Purchaser for its reasonable out-of-pocket expenses incurred in conducting such audits within 30 days after its receipt of a request and itemized invoice (and supporting receipts and other documentation) for such expenses. After the occurrence and during the continuation of any Event

33	Series 2007-A Supplement

of Default, a Pay Out Event or a Series 2007-A Pay Out Event, the notice period for such audits will be reduced to one (1) Business Days. In such case, the Issuer shall reimburse the Purchaser for all reasonable out-of-pocket expenses in connection with any such audits.

Section 8.5 Amendments and Waiver. Any amendment, waiver or other modification to the Master Trust Indenture, this Series 2007-A Supplement or the Series Supplement for any other VFN Series of Fifth Third shall be subject to the restrictions thereon, if applicable, in the Series 2007-A Note Purchase Agreement.

Section 8.6 Counterparts. This Series 2007-A Supplement may be executed in any number of counterparts, and by different parties in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 8.7 Governing Law. THIS SERIES 2007-A SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS SERIES 2007-A SUPPLEMENT AND EACH NOTEHOLDER HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH PARTY TO THIS SERIES 2007-A SUPPLEMENT AND EACH NOTEHOLDER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT; LEGAL ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY UNDER OR RELATING TO THIS SERIES 2007-A SUPPLEMENT IN ANY COURT LOCATED IN THE CITY OF NEW YORK AND STATE OF NEW YORK AND HEREBY FURTHER WAIVES ANY CLAIM THAT A COURT LOCATED IN THE CITY OF NEW YORK AND STATE OF NEW YORK IS NOT A CONVENIENT FORUM FOR ANY SUCH SUIT; LEGAL ACTION OR PROCEEDING.

Section 8.8 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO AND EACH OF THE NOTEHOLDER IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS SERIES 2007-A SUPPLEMENT OR THE TRANSACTION DOCUMENTS OR ANY MATTER ARISING THEREUNDER.

Section 8.9 No Petition. The Trustee, by entering into this Series 2007-A Supplement and each Noteholder, by accepting a Note hereby covenant and agree that they will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Noteholders, the Servicing Agreement, the Master Trust Indenture or this Series 2007-A Supplement.

34	Series 2007-A Supplement

Section 8.10 Rights of the Trustee. The rights, privileges and immunities afforded to the Trustee under the Master Trust Indenture shall apply hereunder as if fully set forth herein.

(Signature Page Follows)

35	Series 2007-A Supplement

IN WITNESS WHEREOF, the parties hereto have caused this Series 2007-A Supplement to be duly executed by their respective officers as of the day and year first above written.

BROOKE MASTER TRUST LLC, as Issuer

By:
Name:	Michael S. Lowry
Title:	President

1	Series 2007-A Supplement

THE BANK OF NEW YORK, as Trustee

By:
Name:	Catherine Cerilles
Title:	Vice President

2	Series 2007-A Supplement

Acknowledged and Agreed:

TEXTRON BUSINESS SERVICES, INC., as Servicer

By:
Name:
Title:

3	Series 2007-A Supplement

BROOKE WAREHOUSE FUNDING, LLC

By:
Name:	Michael S. Lowry
Title:	President and CEO

4	Series 2007-A Supplement

BROOKE CREDIT CORPORATION,
as Master Trust Administrator and Series 2007-A Subservicer

By:
Name:	Michael S. Lowry
Title:	President and CEO

5	Series 2007-A Supplement